Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Present at RBC Capital Markets Aircraft Leasing Investor Day Conference

Stamford, CT. September 23, 2015 – Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at the RBC Capital Markets’ Aircraft Leasing Investor Day Conference at the Hotel Bel-Air, in Los Angeles California on September 30, 2015 at 11:20 a.m. Pacific Time.

A live webcast of the presentation will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com/. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for 90 days following the live event.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2015, Aircastle’s aircraft portfolio consisted of 161 aircraft on lease with 52 customers located in 32 countries.